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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-4


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Section 7.3 Indenture                                                            Distribution Date:               4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                   0.00
             Class B Principal Payment                                                   0.00
             Class C Principal Payment                                                   0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                   0.00
             Class B Principal Payment                                                   0.00
             Class C Principal Payment                                                   0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                                   697,474.17
               Class B Note Interest Requirement                                    76,040.42
               Class C Note Interest Requirement                                   131,478.75
                       Total                                                       904,993.33

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                      1.14528
               Class B Note Interest Requirement                                      1.49833
               Class C Note Interest Requirement                                      2.01500

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                     609,000,000
               Class B Note Principal Balance                                      50,750,000
               Class C Note Principal Balance                                      65,250,000

(iv)    Amount on deposit in Owner Trust Spread Account                          7,250,000.00

(v)     Required Owner Trust Spread Account Amount                               7,250,000.00



                                                                       By:
                                                                                         --------------------

                                                                       Name:             Patricia M. Garvey
                                                                       Title:            Vice President


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